                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)          October 31, 1997
                                                -------------------------------



                           SouthFirst Bancshares, Inc.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                  1-13640                 63-1121255
-------------------------------------------------------------------------------
(State or other jurisdiction      (Commission File Number)     (IRS Employer
of incorporation)                                           Identification No.)


126 North Norton Avenue, Sylacauga, Alabama                        35150
-------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code            (205) 245-4365
                                                  -----------------------------



                                 Not applicable
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On October 31, 1997, SouthFirst Bancshares, Inc., a Delaware corporation ("SouthFirst") consummated the acquisition of First Federal Savings and Loan Association of Chilton County, ("Chilton County"), a federally chartered stock savings and loan association. Pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated as of September 17, 1997, Chilton County was merged with and into First Federal of the South ("First Federal"), a federally chartered stock savings bank and a wholly-owned subsidiary of SouthFirst. First Federal is the surviving bank in the merger and will operate Chilton County's two full-service banking facilities located in Clanton and Centreville, Alabama. As a result of the combination, First Federal has offices in Sylacauga, Talladega, Birmingham, Clanton and Centreville, Alabama. Pursuant to the terms of the acquisition agreement, Chilton County shareholders will receive either SouthFirst common stock, cash or a combination of stock and cash. The aggregate value of the acquisition is approximately $5.6 million, or approximately $31.50 per share of Chilton County common stock plus $21.50 for each outstanding Chilton County stock option.

         SouthFirst is a thrift holding company headquartered in Sylacauga, Alabama with assets, as a result of the Chilton County acquisition, of approximately $170 million. SouthFirst common stock is quoted on the American Stock Exchange under the symbol "SZB."

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Business Acquired:

         At the present time, it is impractical to provide the required financial statements for Chilton County as required by this Item 7 of Form 8-K. SouthFirst will file such required financial statements under cover of Form 8-K/A as soon as practicable, but not later than January 16, 1998 (60 days after this Report is required to be filed).

         (b)      Pro Forma Financial Information:

         At the present time, it is impractical to provide the pro forma financial information relative to the Chilton County acquisition as required by
Article 11 of Regulation S-X and this Item 7 of Form 8-K. SouthFirst will file such pro forma financial information under cover of Form 8-K/A as soon as practicable, but not later than January 16, 1998 (60 days after this Report is required to be filed).

         (c)      Exhibits:

         2.1 - Amended and Restated Agreement and Plan of Merger, dated as of September 17, 1997, by and among SouthFirst Bancshares, Inc., First Federal of the South, and First Federal Savings and Loan Association of Chilton County (incorporated herein by reference to the exhibit of the same number in SouthFirst's Registration Statement on Form S-4 dated September 26, 1997; File No. 1-13640).

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  SOUTHFIRST BANCSHARES, INC.



                                                  By: /s/ Donald C. Stroup
                                                     --------------------------
                                                     Donald C. Stroup
                                                     President and Chief
                                                     Executive Officer

Dated: November 17, 1997